Beckstead and Watts, LLP.
Certified Public Accountant
                                                      3340 Wynn Road, Suite B
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                             702.362.0540 fax





April 14, 2002


To Whom It May Concern:

The firm of Beckstead and Watts, LLP., consents to the inclusion of our report of April 1, 2003, on the Financial Statements of Hesperia Holding, Inc. (formerly Saveyoutime.com, Inc.) for the years ended December 31, 2002 and 2001, in its Form 10-KSB filing to be filed with the US Securities and Exchange Commission.

Signed,




Beckstead and Watts, LLP.